EXHIBIT 2.2






                                 LOAN AGREEMENT

                          Dated as of December 22, 2005

                                     between

                              DGSE COMPANIES, INC.

                                       and

                    TEXAS CAPITAL BANK, NATIONAL ASSOCIATION















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                                Table of Contents
                                -----------------
                                                                            Page
                                                                            ----

ARTICLE I Definitions..........................................................1
   Section 1.1    Definitions..................................................1
   Section 1.2    Accounting Matters..........................................10
   Section 1.3    Other Definitional Provisions...............................10

ARTICLE II Advances and Letters of Credit.....................................11
   Section 2.1    Advances....................................................11
   Section 2.2    General Provisions Regarding Interest; Etc..................12
   Section 2.3    Unused Facility Fee.........................................12
   Section 2.4    Use of Proceeds.............................................13
   Section 2.5    Letters of Credit...........................................13

ARTICLE III Payments..........................................................13
   Section 3.1    Method of Payment...........................................13
   Section 3.2    Prepayments.................................................13
   Section 3.3    Additional Costs in Respect of Letters of Credit............13

ARTICLE IV Security...........................................................14
   Section 4.1    Collateral..................................................14
   Section 4.2    Setoff......................................................14

ARTICLE V Conditions Precedent................................................14
   Section 5.1    Initial Extension of Credit.................................14
   Section 5.2    All Extensions of Credit....................................15

ARTICLE VI Representations and Warranties.....................................16
   Section 6.1    Corporate Existence.........................................16
   Section 6.2    Financial Statements; Etc...................................16
   Section 6.3    Action; No Breach...........................................16
   Section 6.4    Operation of Business.......................................17
   Section 6.5    Litigation and Judgments....................................17
   Section 6.6    Rights in Properties; Liens.................................17
   Section 6.7    Enforceability..............................................17
   Section 6.8    Approvals...................................................17
   Section 6.9    Debt........................................................17
   Section 6.10   Taxes.......................................................17
   Section 6.11   Use of Proceeds; Margin Securities..........................17
   Section 6.12   ERISA.......................................................17
   Section 6.13   Disclosure..................................................18
   Section 6.14   Subsidiaries, Ventures, Etc.................................18
   Section 6.15   Agreements..................................................18
   Section 6.16   Compliance with Laws........................................18
   Section 6.17   Inventory...................................................18
   Section 6.18   Investment Company Act......................................18
   Section 6.19   Public Utility Holding Company Act..........................18
   Section 6.20   Environmental Matters.......................................18
   Section 6.21   Intellectual Property.......................................19


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ARTICLE VII Affirmative Covenants.............................................20
   Section 7.1    Reporting Requirements......................................20
   Section 7.2    Maintenance of Existence; Conduct of Business...............22
   Section 7.3    Maintenance of Properties...................................22
   Section 7.4    Taxes and Claims............................................22
   Section 7.5    Insurance...................................................22
   Section 7.6    Inspection Rights...........................................23
   Section 7.7    Keeping Books and Records...................................23
   Section 7.8    Compliance with Laws........................................23
   Section 7.9    Compliance with Agreements..................................23
   Section 7.10   Further Assurances..........................................23
   Section 7.11   ERISA.......................................................23

ARTICLE VIII Negative Covenants...............................................23
   Section 8.1    Debt........................................................23
   Section 8.2    Limitation on Liens.........................................24
   Section 8.3    Mergers, Etc................................................24
   Section 8.4    Restricted Payments.........................................24
   Section 8.5    Loans and Investments.......................................24
   Section 8.6    Limitation on Issuance of Equity............................25
   Section 8.7    Transactions With Affiliates................................25
   Section 8.8    Disposition of Assets.......................................25
   Section 8.9    Sale and Leaseback..........................................25
   Section 8.10   Prepayment of Debt..........................................25
   Section 8.11   Nature of Business..........................................25
   Section 8.12   Environmental Protection....................................25
   Section 8.13   Accounting..................................................25
   Section 8.14   No Negative Pledge..........................................25

ARTICLE IX Financial Covenants................................................26
   Section 9.1    Consolidated Tangible Net Worth.............................26
   Section 9.2    Leverage Ratio..............................................26
   Section 9.3    Fixed Charge Coverage Ratio.................................26

ARTICLE X Default.............................................................26
   Section 10.1   Events of Default...........................................26
   Section 10.2   Remedies Upon Default.......................................28
   Section 10.3   Performance by Lender.......................................28
   Section 10.4   Cash Collateral.............................................28

ARTICLE XI Miscellaneous......................................................28
   Section 11.1   Expenses....................................................28
   Section 11.2   INDEMNIFICATION.............................................29
   Section 11.3   Limitation of Liability.....................................29
   Section 11.4   No Duty.....................................................30
   Section 11.5   Lender Not Fiduciary........................................30
   Section 11.6   Equitable Relief............................................30
   Section 11.7   No Waiver; Cumulative Remedies..............................30
   Section 11.8   Successors and Assigns......................................30
   Section 11.9   Survival....................................................30





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   Section 11.10  ENTIRE AGREEMENT; AMENDMENT.................................30
   Section 11.11  Notices.....................................................30
   Section 11.12  Governing Law; Venue; Service of Process....................31
   Section 11.13  Counterparts................................................31
   Section 11.14  Severability................................................31
   Section 11.15  Headings....................................................31
   Section 11.16  Participations; Etc.........................................31
   Section 11.17  Construction................................................31
   Section 11.18  Independence of Covenants...................................31
   Section 11.19  WAIVER OF JURY TRIAL........................................32
   Section 11.20  Arbitration.................................................32
   Section 11.21  Additional Interest Provision...............................33
   Section 11.22  Ceiling Election............................................34






















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                                 LOAN AGREEMENT
                                 --------------

THIS LOAN AGREEMENT (the "Agreement"), dated as of December 22, 2005, is between DGSE COMPANIES, INC., a Nevada corporation ("Borrower"), and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association ("Lender").

                                R E C I T A L S:

         Borrower has requested that Lender extend credit to Borrower in as described in this Agreement. Lender is willing to make such credit available to Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

         Section 1.1 Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1 or in the provision, section or recital referred to below:

         "AAA" has the meaning for such term set forth in Section 11.20 of the Agreement.

         "Advance" means an advance by Lender to Borrower pursuant to Article II or any advance made by Lender to cover any drawing under any Letters of Credit.

         "Advance Request Form" means a certificate, in a form approved by Lender, properly completed and signed by Borrower requesting a Revolving Credit Advance.

         "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Lender be deemed an Affiliate of Borrower or any of its Subsidiaries or Affiliates.

         "Agreement" has the meaning set forth in the Introductory Paragraph hereto, as the same may, from time to time, be amended, modified, restated, renewed, waived, supplemented, or otherwise changed, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.

         "Borrower" means the Person identified as such in the Introductory Paragraph hereof, and its successors and assigns.




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         "Borrowing  Base" means, at any time, an amount equal to the sum of (a)
seventy five percent (75%) of the value of Eligible Accounts, plus (b) fifty percent (50%) of the value of Eligible Inventory, plus (c) fifty percent (50%) of Eligible Pawn Loans.

         "Borrowing Base Report" means, as of any date of preparation, a certificate setting forth the Borrowing Base (in a form acceptable to Lender in substantially the form of Exhibit A attached hereto) prepared by and certified by the chief financial officer of Borrower.

         "Business Day" has the meaning assigned to it in the Notes.

         "Capital Expenditure" shall mean any expenditure by a Person for (a) an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in relevant financial statements of such Person as equipment, real property, a fixed asset or a similar type of capitalized asset in accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and any and all acquisition costs related to (a) or (b) above.

         "Capitalized Lease Obligation" shall mean the amount of Debt under a lease of Property by a Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.

         "Cash Taxes" means, for any Person for any period, any federal, state, local, and foreign income taxes payable in cash during such period by such Person.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

         "Collateral" has the meaning for such term set forth in Section 4.1 of this Agreement.

         "Commitment" means the obligation of Lender to make Revolving Credit Advances pursuant to Section 2.1 in an aggregate principal amount at any time outstanding up to but not exceeding two million five hundred thousand Dollars ($2,500,000), subject, however, to termination pursuant to Section 10.2.

         "Commitment Fee" means $35,000.

         "Compliance Certificate" means a certificate, substantially in the form of Exhibit B attached hereto, prepared by and executed by the chief financial officer of Borrower.

         "Constituent Documents" means (i) in the case of a corporation, its articles or certificate of incorporation and bylaws; (ii) in the case of a general partnership, its partnership agreement; (iii) in the case of a limited partnership, its certificate of limited partnership and partnership agreement;
(iv) in the case of a trust, its trust agreement; (v) in the case of a joint venture, its joint venture agreement; (vi) in the case of a limited liability company, its articles of organization and operating agreement or regulations; and (vii) in the case of any other entity, its organizational and governance documents and agreements.

         "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days, (d) all Capital Lease Obligations of such Person, (e) all Debt or other obligations of others guaranteed by such Person, (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby



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have been  assumed  by such  Person or are  non-recourse  to the  credit of such
Person, (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person, (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person, (i) any liability under a sale and leaseback transaction that is not a Capital Lease Obligation, (j) any obligation under any so called "synthetic leases", (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of a Person, (l) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, and (m) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

         "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

         "Default Interest Rate" has the meaning assigned to it in the Notes.

         "Dispute" means any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Agreement and each other document, contract and instrument required hereby or now or hereafter delivered to Lender in connection herewith, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the foregoing documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the foregoing documents.

         "Dollars" and "$" mean lawful money of the United States of America.

         "EBITDA" means an amount equal to net income plus (b) interest expense deduction from net income, plus (c) income taxes deducted from net income, plus
(d) depreciation, plus (e) amortization.

         "Eligible Accounts" means, at any time, all accounts receivable of Borrower created in the ordinary course of business that are acceptable to Lender, are subject to a perfected, first priority security interest in favor of Lender, and satisfy the following conditions:

                  (a) The account complies with all applicable laws, rules, and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

                  (b) The account has not been  outstanding for more than ninety
         (90) days past the original date of invoice;

                  (c) The account is not due and payable within thirty (30) days of the date of invoice;

                  (d) The account does not represent a commission and the account was created in connection with (i) the sale of goods by Borrower in the ordinary course of business and such sale has been consummated and such goods have been shipped and delivered and received by the account debtor, or (ii) the performance of services by Borrower in the ordinary course of business and such services have been completed and accepted by the account debtor;

                  (e) The account arises from an enforceable contract, the performance of which has been completed by Borrower;



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                  (f) The account  does not arise from the sale of any good that is on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, or any other repurchase or return basis;

                  (g) Borrower has good and indefeasible title to the account and the account is not subject to any Lien except Liens in favor of Lender;

                  (h) The account does not arise out of a contract with or order from, an account debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by Borrower to Lender in and to such account;

                  (i) The account is not subject to any setoff, counterclaim, defense, dispute, recoupment, or adjustment other than normal discounts for prompt payment;

                  (j) The account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

                  (k) The account is not evidenced by chattel paper or an instrument;

                  (l) No default exists under the account by any party thereto;

                  (m) The account debtor has not returned or refused to retain, or otherwise notified Borrower of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the account arose;

                  (n) The account is not owed by an Affiliate, employee, officer, director or shareholder of Borrower;

                  (o) The account is payable in Dollars by the account debtor;

                  (p) The account is not owed by an account debtor whose accounts Lender in its sole discretion has chosen to exclude from Eligible Accounts;

                  The account shall be ineligible:

                           (i) The account  shall be  ineligible  if the account
                  debtor is domiciled in any country other than the United States of America and Canada;

                           (ii) The  account  shall be  ineligible  if more than
                  five percent (5%) of the aggregate balances then outstanding on accounts owed by such account debtor and its Affiliates to Borrower are more than ninety (90) days past the dates of their original invoices;

                           (iii) The account debtor is the United States of America or any department, agency, or instrumentality thereof, and the Federal Assignment of Claims Act of 1940, as amended, shall not have been complied with;

                           (iv) The account  shall be  ineligible  to the extent
                  the aggregate of all accounts owed by the account debtor and its Affiliates to which the account relates exceeds ten percent (10%) of all accounts owed by all of Borrower's account debtors; and



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

                  (q) The account is otherwise acceptable in the sole discretion of Lender; provided that Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its good faith credit judgment.

The amount of the Eligible Accounts owed by an account debtor to Borrower shall be reduced by the amount of all "contra accounts" and other obligations owed by Borrower to such account debtor.

         "Eligible   Inventory"  means,  at  any  time,  all  Gross  Merchandise
Inventory of raw materials and finished goods then owned by (and in the possession or under the control of) Borrower and held for sale or disposition in the ordinary course of Borrower's business, in which Lender has a perfected, first priority security interest, valued at the lower of actual cost or fair market value and determined by Lender. Eligible Inventory shall not include (a) inventory that is work-in-process, (b) inventory that has been shipped or delivered to a customer on consignment, a sale-or-return basis, or on the basis of any similar understanding, (c) inventory with respect to which a claim exists disputing Borrower's title to or right to possession of such inventory, (d) inventory that is not in good condition or does not comply with any applicable law, rule, or regulation or any standard imposed by any Governmental Authority with respect to its manufacture, use, or sale, (e) inventory that is damaged, obsolete or otherwise not readily saleable, (f) inventory covered by negotiable warehouse or other document of title (unless the same is in the possession of Lender); (g) inventory held for rental or lease, (h) inventory that Lender, in its sole discretion, has determined to be unmarketable, (i) inventory subject to third-party intellectual property agreements, and (j) inventory that requires consent of a third-party for manufacture or sale. In addition, no more than ten percent (10%) of the total value of all inventory shall consist of Long Term Inventory. For purposes of this definition, Eligible Inventory consisting of inventory obtained from a Pawn Loan shall be valued at the lower of the defaulted loan value of the underlying Pawn Loan or market value.

         "Eligible Pawn Loans" means the outstanding principal loan balance of Pawn Loans or ledger amount owing on all gross Pawn Loans receivables of Borrower for Pawn Loans made by Borrower in the ordinary course of business, in which Lender has a perfected, first priority lien, after deducting (without duplication): (a) the amount of all discounts, allowances, rebates, credits and adjustments to such accounts; (b) the amount of all contra accounts, setoffs, defenses or counterclaims asserted by or available to the account debtors; (c) all accounts owing by account debtors for which there has been instituted a proceeding in bankruptcy or reorganization under the United States Bankruptcy Code or other law, whether state or federal, now or hereafter existing for relief of debtors; (d) the amount of all accounts which do not comply in all material respects with all applicable laws, rules, and regulations, including without limitation, usury laws, the Federal Truth in Lending Act, Regulation Z of the Board of Governors of the Federal Reserve System, as applicable, the provisions of the Texas Pawn Shop Act (Chapter 371 of the Texas Finance Code), and similar laws governing the operation of pawnshops in local jurisdictions where Borrower and any Subsidiaries conduct business, and the provisions of the Texas Finance Code; (e) the amount of all accounts which have been outstanding beyond the date applicable state law permits the pawned item relative to the subject account to be sold by Borrower; (f) all accounts with respect to which the account does not arise from an enforceable contract with a pawnshop customer, or with respect to which the performance has not been completed by Borrower; (g) all accounts to which Borrower does not have good and indefeasible title; (h) all accounts subject to any lien, claim, security interest, or encumbrance, except the security interest in favor of Lender; (i) all accounts evidenced by chattel paper, unless such chattel paper has been delivered to Lender or stamped or marked as collateral of Lender; and (j) any other accounts deemed unacceptable by Lender in its sole and absolute discretion.

         "Environmental Laws" means any and all federal, state, and local laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42



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U.S.C. ss. 9601 et seq., the Resource  Conservation and Recovery Act of 1976, 42
U.S.C. ss. 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as the same may be amended or supplemented from time to time.

         "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower.

         "Event of Default" has the meaning specified in Section 10.1.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Gross Merchandise Inventory" means (a) all used personal property consisting of forfeited collateral items resulting from Pawn Loans made in the ordinary course of Borrower's pawn shop business and held in inventory of Borrower, and (b) all other inventory purchased from the public, or purchased from third-party vendors, and held in inventory of Borrower in the ordinary course of business.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to operate Property, to take-or-pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means any Person who from time to time guarantees all or any part of the Obligation, including, without limitation, the Subsidiary Guarantors and the Limited Guarantor.

         "Guaranty" means a written guaranty of each Guarantor (other than Limited Guarantor) in favor of Lender, in form and substance satisfactory to Lender, as the same may be amended, modified, restated, renewed, replaced, extended, supplemented or otherwise changed from time to time.

         "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

         "Letter of Credit" means any letter of credit issued by Lender for the account of or at the direction of Borrower pursuant to Article II of this Agreement.

         "Letter of Credit Liabilities" means, at any time, the aggregate face amounts of all outstanding Letters of Credit, plus any amounts drawn under any Letters of Credit for which Lender has not been fully reimbursed by Borrower (unless Lender, in its sole discretion, has cleared the drawn amount by means of an Advance under the Revolving Credit Note, in which case the drawn amount would not constitute a Letter of Credit Liability).

         "Letter of Credit Request Form or Application" means a certificate or agreement, in a form acceptable to Lender, properly completed and signed by Borrower requesting issuance of a Letter of Credit and containing provisions for fees for the issuance of Letters of Credit, repayment of drawn letters of credit, the interest rate applicable to drawn and unpaid Letters of Credit, and such other matters as Lender may require.

         "Leverage   Ratio"  means,  at  any  particular   time,  the  ratio  of
Liabilities to Tangible Net Worth in each case for Borrower and its Subsidiaries determined on a consolidated basis.

         "Liabilities" means, at any particular time, all amounts which, in conformity with GAAP, would be included as liabilities on a balance sheet of a Person.

         "Lien" means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "Limited Guarantor" means L.S. Smith, as an individual.

         "Limited Guaranty" means the Limited Guaranty to be executed by the Limited Guarantor in form and substance satisfactory to Lender, as the same may be amended, modified, restated, renewed, replaced, extended, supplemented or otherwise changed from time to time.

         "Loan Documents" means this Agreement and all promissory notes, security agreements, subordination agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, restated, extended, supplemented, replaced, consolidated, substituted, or otherwise changed from time to time.

         "Long Term Inventory" means inventory owned by the Borrower for more than three (3) years.

         "Maximum Lawful Rate" means, at any time, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lender in accordance with applicable Texas law (or applicable United States federal law to the extent that such law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Lawful Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Lawful Rate resulting from a change in the Maximum Lawful Rate shall take effect without notice to Borrower at the time of such change in the Maximum Lawful Rate.

         "Multiemployer  Plan"  means a  multiemployer  plan  defined as such in
Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Notes" means, collectively, all promissory notes (and "Note" means any of such Notes) executed at any time by Borrower and payable to the order of Lender, as amended, renewed, replaced, extended, supplemented, consolidated, restated, modified, otherwise changed and/or increased from time to time.

         "Obligated  Party"  means each  Guarantor or any other Person who is or
becomes  party  to  any  agreement  that   guarantees  or  secures  payment  and
performance of the Obligations or any part thereof.

         "Obligations" means all obligations, indebtedness, and liabilities of Borrower, each Guarantor and any other Obligated Party to Lender or Affiliates of Lender, or both, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities under this Agreement, any Swap Contract, the other Loan Documents (including, without limitation, all Letter of Credit Liabilities), any cash management or treasury services agreements and all interest accruing thereon (whether a claim for post-filing or post-petition interest is allowed in any insolvency, reorganization or similar proceeding) and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

         "Pawn Loans" means all transactions in which a customer of Borrower pledges with Borrower an item of goods as security for a loan of money, including without limitation all collateralized pawn loans made by Borrower in the ordinary course of its business as a pawnbroker, and all purchases by Borrower of goods on the condition that the goods may be redeemed or repurchased by the seller for a fixed price within a fixed period.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Person" means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person's heirs, administrators, personal representatives, executors, successors and assigns.

         "Plan" means any employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Prime Rate" has the meaning assigned to it in the Notes.

         "Principal Office" means the principal office of Lender, presently located at 2100 McKinney Avenue, Suite 900, Dallas, Texas 75201.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person.

         "Related Indebtedness" has the meaning set forth in Section 11.21 of this Agreement.

         "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

         "Remedial Action" means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Revolving Credit Advance" means any Advance made by Lender to Borrower pursuant to Section 2.1(a) of this Agreement.

         "Revolving Credit Note" means the promissory note of Borrower payable to the order of Lender, in substantially the form of Exhibit C hereto, and all amendments, extensions, renewals, replacements, and modifications thereof.

         "Security Agreement" means the Security Agreement of Borrower in favor of Lender, in form and substance satisfactory to Lender, as the same may be amended, restated, supplemented, modified, or changed from time to time.

         "Security Documents" means each and every Security Agreement, Guaranty, pledge, mortgage, deed of trust or other collateral security agreement required by or delivered to Lender from time to time to secure the Obligations or any portion thereof.

         "Subordinated Debt" means any Debt of Borrower (other than the Obligations) that has been subordinated to the Obligations by written agreement, in form and content satisfactory to Lender.

         "Subsidiary" means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Borrower or one or more of the Subsidiaries or by Borrower and one or more of the Subsidiaries; and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of Borrower and the Subsidiaries and (ii) which is treated as a subsidiary in accordance with GAAP.

         "Swap Contract" means any agreement (including related confirmations and schedules) between Borrower and Lender or any Affiliate of Lender now existing or hereafter entered into which is, or relates to, a rate swap, basis swap, forward rate transaction, cap transaction, floor transaction, collar transaction or any other similar transactions (including any option with respect to any of these transactions) or any combination thereof.

         "Tangible Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a balance sheet of a Person plus all Subordinated Debt of such Person; provided, however, there shall be excluded therefrom: (a) any amount at which the equity of such Person appears as an asset on such Person's balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) deferred expenses, (e) loans and advances to any stockholder, director, officer, or employee of the Person or any Affiliate of Person, Borrower, and (f) all other assets which are properly classified as intangible assets.

         "Term Loan" means at any time the aggregate, unpaid Term Note Advances.

         "Term Note" means the promissory note of Borrower payable to the order of Lender in substantially the form of Exhibit D hereto, and all amendments, extensions, renewals, replacements, and modifications thereof.

         "Term Note Advance" means any Advance made by Lender to Borrower pursuant to Section 2.1(b) of this Agreement.

         "Termination Date" means 11:00 A.M. Dallas, Texas time on November , 2007, or such earlier date on which the Commitment terminates as provided in this Agreement.

         "UCC" means the Chapters 1 through 11 of the Texas Business and Commerce Code, as amended from time to time.

         Section 1.2 Accounting Matters. Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the date of this Agreement unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

         Section 1.3 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

                                   ARTICLE II

                         Advances and Letters of Credit
                         ------------------------------

         Section 2.1 Advances.

         (a) Revolving Credit Advances. Subject to the terms and conditions of this Agreement, Lender agrees to make one or more Revolving Credit Advances to Borrower from time to time from the date hereof to and including the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of the Commitment, provided that the aggregate amount of all Revolving Credit Advances at any time outstanding shall not exceed the lesser of (i) the amount of the Commitment minus all outstanding Letter of Credit Liabilities or (ii) the Borrowing Base minus (i) all outstanding Letter of Credit Liabilities and (ii) the Term Loan. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow hereunder.

                  1. The Revolving Credit Note. The obligation of Borrower to repay the Revolving Credit Advances and interest thereon shall be evidenced by the Revolving Credit Note executed by Borrower, payable to the order of Lender, in the principal amount of the Commitment as originally in effect, and dated the date hereof.

                  2. Repayment of Revolving Credit Advances. Borrower shall repay the unpaid principal amount of all Advances on the Termination Date, unless sooner due by reason of acceleration by Lender as provided in this Agreement.

                  3. Interest. The unpaid principal amount of the Revolving Credit Note shall, subject to the following sentence, bear interest as provided in the Revolving Credit Note. If at any time the rate of interest specified in the Revolving Credit Note would exceed the Maximum Lawful Rate but for the provisions thereof limiting interest to the Maximum Lawful Rate, then any subsequent reduction shall not reduce the rate of interest on the Revolving Credit Advances below the Maximum Lawful Rate until the aggregate amount of interest accrued on the Revolving Credit Advances equals the aggregate amount of interest which would have accrued on the Revolving Credit Advances if the interest rate had not been limited by the Maximum Lawful Rate. Accrued and unpaid interest on the Revolving Credit Advances shall be payable as provided in the Revolving Credit Note and on the Termination Date.

                  4. Borrowing Procedure. Borrower shall give Lender notice of each Revolving Credit Advance by means of an Advance Request Form containing the information required therein and delivered (by hand or by mechanically confirmed facsimile) to Lender no later than 1:00 p.m. (Texas time) on the day on which the Revolving Credit Advance is desired to be funded. Advances shall be in a minimum amount of $250,000. Lender at its option may accept telephonic requests for such Advances, provided that such acceptance shall not constitute a waiver of Lender's right to require delivery of an Advance Request Form in connection with subsequent Advances. Any telephonic request for a Revolving Credit Advance by Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to Lender, but failure to deliver an Advance Request Form shall not be a defense to payment of the Advance. Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. Subject to the terms and conditions of this Agreement, each Revolving Credit Advance shall be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower designated by Borrower maintained with Lender at the Principal Office.

         (b) Term Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make, on or about the date of this Agreement a single Advance Term Loan to Borrower in the principal amount of One Million Dollars ($1,000,000).

                  1. The Term Note. The obligation of Borrower to repay the Term Loan and interest thereon shall be evidenced by the Term Note executed by Borrower, payable to the order of Lender, in the principal amount of One Million Dollars ($1,000,000).

                  2. Repayment of Principal and Interest. Subject to prior acceleration as provided in this Agreement, the unpaid principal balance of the Term Note shall be repaid as provided therein.

                  3. Interest. The unpaid principal amount of the Term Note shall, subject to the following sentence, bear interest as provided in the Term Note. If at any time the rate of interest specified in the Term Note shall exceed the Maximum Lawful Rate but for the provisions thereof limiting interest to the Maximum Lawful Rate, then any subsequent reduction shall not reduce the rate of interest on the Term Note Advances below the Maximum Lawful Rate until the aggregate amount of interest accrued on the Term Note Advances equals the aggregate amount of interest which would have accrued on the Term Note Advances if the interest rate had not been limited by the Maximum Lawful Rate. Accrued and unpaid interest on the Term Note Advances shall be payable as provided in the Revolving Credit Note and on the Termination Date.

         Section 2.2 General Provisions Regarding Interest; Etc.

         (a) Default Interest Rate. Any outstanding principal of any Advance and (to the fullest extent permitted by law) any other amount payable by Borrower under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Interest Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Additionally, upon the occurrence of an Event of Default (and from the date of such occurrence) all outstanding and unpaid principal amounts of all of the Obligations shall, to the extent permitted by law, bear interest at the Default Interest Rate until such time as Lender shall waive in writing the application of the Default Interest Rate to such Event of Default situation. Interest payable at the Default Interest Rate shall be payable from time to time on demand.

         (b) Computation of Interest. Interest on the Advances and all other amounts payable by Borrower hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         Section 2.3 Unused Facility Fee. Borrower agrees to pay to Lender an unused facility fee on the daily average unused amount of the Commitment for the period from and including the date of this Agreement to and including the Termination Date, at the rate of one half of one percent (1/2 of 1%) per annum based on a 360 day year and the actual number of days elapsed. For the purpose of calculating the unused facility fee hereunder, the Commitment shall be deemed utilized by the amount of all outstanding Advances and Letter of Credit Liabilities. Accrued unused fee shall be payable in arrears on each March 31, June 30, September 30, December 31, and on the Termination Date.

         Section 2.4 Use of Proceeds. The proceeds of the Revolving Credit Advances shall be used by Borrower for working capital in the ordinary course of business. The proceeds of the Term Loan will be used for repay existing Debt of Borrower.

         Section 2.5 Letters of Credit. Subject to the terms and conditions of this Agreement, Lender agrees to issue one or more Letters of Credit for the account of Borrower from time to time from the date hereof to and including the Termination Date; provided, however, that the outstanding Letter of Credit Liabilities shall not at any time exceed the lesser of (a) Two Hundred Fifty Thousand Dollars ($250,000), (b) an amount equal to the amount of the Commitment minus the outstanding Advances, or (c) the Borrowing Base minus (i) the outstanding Revolving Credit Advances and (ii) the Term Loan. Each Letter of Credit shall have an expiration date not to exceed twelve (12) months, shall not have an expiration date beyond the Termination Date, shall be payable in Dollars, shall have a minimum face amount of Fifty Thousand Dollars ($50,000), must support a transaction that is entered into in the ordinary course of Borrower's business, must be satisfactory in form and substance to Lender, will be subject to the payment of such Letter of Credit fees as Lender may require, and shall be issued pursuant to such documents and instruments executed by Borrower (including, without limitation, a Letter of Credit Application as then in effect) as Lender may require.

         Each payment by Lender pursuant to a drawing under a Letter of Credit is due and payable ON DEMAND, and at the sole option of Lender, can be charged by Lender as (and will be deemed to be) a Revolving Credit Advance by Lender to Borrower under the Revolving Credit Note and this Agreement as of the day and time such payment is made by Lender and in the amount of such payment.

                                   ARTICLE III

                                    Payments
                                    --------

         Section 3.1 Method of Payment. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Lender at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all taxes at the time and in the manner provided in the Notes.

         Section 3.2 Prepayments.

         (a) Voluntary Prepayments. Borrower may prepay all or any portion of the Notes to the extent and in the manner provided for therein. Prepayments shall be in a minimum of $10,000.

         (b) Mandatory Prepayment. Borrower must pay on DEMAND the amount by which at any time the unpaid principal balance of the Revolving Credit Note, plus the aggregate Letter of Credit Liabilities, exceed the amount of the Borrowing Base minus the Term Loan.

         Section 3.3 Additional Costs in Respect of Letters of Credit. If as a result of any Regulatory Change there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or Lender's commitment to issue Letters of Credit hereunder, and the result shall be to increase the cost to Lender of issuing or maintaining any Letter of Credit or its commitment to issue Letters of Credit hereunder or reduce any amount receivable by Lender hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by Lender, Borrower agrees to pay Lender, from time to time as specified by Lender, such additional amounts as shall be sufficient to compensate Lender for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by Lender, submitted by Lender to Borrower, shall be conclusive as to the amount thereof, provided that the determination thereof is made on a reasonable basis.

                                   ARTICLE IV

                                    Security
                                    --------

         Section 4.1 Collateral. To secure full and complete payment and performance of the Obligations, Borrower shall execute and deliver or cause to be executed and delivered all of the Security Documents required by Lender covering the Property and collateral described in such Security Documents (which, together with any other Property and collateral described in the Security Agreement, and any other property which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"). Borrower shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as Lender, in its sole discretion, deems necessary or desirable to create, evidence, preserve, and perfect its liens and security interests in the Collateral.

         Section 4.2 Setoff. If an Event of Default shall have occurred and be continuing, Lender shall have the right to set off and apply against the Obligations in such manner as Lender may determine, at any time and without notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Borrower whether or not the Obligations are then due. As further security for the Obligations, Borrower hereby grants to Lender a security interest in all money, instruments, and other property of Borrower now or hereafter held by Lender, including, without limitation, property held in safekeeping. In addition to Lender's right of setoff and as further security for the Obligations, Borrower hereby grants to Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Borrower. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

                                    ARTICLE V

                              Conditions Precedent
                              --------------------

         Section 5.1 Initial Extension of Credit. The obligation of Lender to make the initial Advance under any Note or issue the initial Letter of Credit is subject to the condition precedent that Lender shall have received on or before the day of such Advance or Letter of Credit all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Lender:

         (a) Resolutions. Resolutions of the Board of Directors (or other governing body) of Borrower certified by the Secretary or an Assistant Secretary (or other custodian of records) of Borrower which authorize the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or is to be a party;

         (b) Incumbency Certificate. A certificate of incumbency certified by an authorized officer or representative certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which Borrower is or is to be a party (including the certificates contemplated herein) on behalf of Borrower together with specimen signatures of such Persons;

         (c) Constituent Documents. The Constituent Documents for Borrower and Guarantors as of a date acceptable to Lender;

         (d) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of Borrower as to the existence and good standing of Borrower, each dated within ten (10) days prior to the date of the initial Advance or Letter of Credit;

         (e) Notes. The Notes executed by Borrower;

         (f) Security Documents. The Security Documents executed by Borrower and other Obligated Parties;

         (g) Financing Statements. Uniform Commercial Code financing statements executed by Borrower and covering such Collateral as Lender may request;

         (h) Guaranty. The Guaranty executed by the Subsidiary Guarantor;

         (i) Limited Guaranty. The Limited Guaranty executed by L.S. Smith;

         (k) Landlord/Mortgagee Waivers.  Landlord/Mortgagee waivers executed by
(i) Belle-Hall Development Phase III Limited Partnership and (ii) Michael and Marian Hall;

         (l) Insurance Matters. Copies of insurance certificates describing all insurance policies required by Section 7.5, together with loss payable and lender endorsements in favor of Lender with respect to all insurance policies covering Collateral;

         (m) UCC Search. The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrower and Guarantors the offices of the Secretary of State of Texas and the Secretary of State of South Carolina, such search to be as of a date no more than ten (10) days prior to the date of the initial Advance or the Letter of Credit;

         (n) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys' fees) referred to in Section 11.1, to the extent incurred, shall have been paid in full by Borrower;

         (o) Commitment Fee. Evidence that the Commitment Fee to Lender has been paid in full by Borrower;

         (p) Payoff Letter. Receipt of evidence satisfactory to Lender that the outstanding loan from Bank of Texas, N.A. to Borrower will be repaid in full and released upon its receipt of the proceeds of the Term Loan; and

         (q)  Additional  Items.  The  additional  items set  forth on  Schedule
5.1(n).

         Section 5.2 All Extensions of Credit. The obligation of Lender to make any Advance or issue any Letter of Credit (including the initial Advance and the initial Letter of Credit) is subject to the following additional conditions precedent:

         (a) Request for Advance or Letter of Credit. Lender shall have received in accordance with this Agreement, as the case may be, an Advance Request Form or Letter of Credit Request Form pursuant to Lender's requirements dated the date of such Advance or Letter of Credit and executed by an authorized officer of Borrower;

         (b) No Default, Etc. No Default or material adverse change or effect shall have occurred and be continuing, or would result from or after giving effect to such Advance or Letter of Credit;

         (c) Representations and Warranties. All of the representations and warranties contained in Article VI hereof and in the other Loan Documents shall be true and correct on and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date; and

         (d)   Additional   Documentation.   Lender  shall  have  received  such
additional approvals, opinions, or documents as Lender or its legal counsel may reasonably request.

                                   ARTICLE VI

                         Representations and Warranties
                         ------------------------------

         To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that:


         Section 6.1 Corporate Existence.  Borrower and each of its Subsidiaries
(a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties. Borrower has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

         Section 6.2 Financial Statements; Etc. Borrower has delivered to Lender audited consolidated financial statements of Borrower and its Subsidiaries as at and for the fiscal year ended 2004 and unaudited consolidated financial statements of Borrower and its Subsidiaries for the six-month period ended June 30, 2005. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Borrower and its Subsidiaries as of the respective  dates  indicated  therein  and the  results  of  operations  for the respective periods indicated therein. Neither Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of Borrower or any of its Subsidiaries since the effective date of the most recent financial statements referred to in this Section. All projections delivered by Borrower to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Lender and all such assumptions are disclosed in the projections.

         Section 6.3 Action; No Breach. The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of Borrower and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) Constituent Documents of Borrower or any of its Subsidiaries, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which Borrower or any of its

Subsidiaries is a party or by which any of them or any of their Properties is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of Borrower or any Subsidiary.

         Section 6.4 Operation of Business. Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.

         Section 6.5 Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries, that would, if adversely determined, have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Borrower or any of its Subsidiaries or the ability of Borrower to pay and perform the Obligations. There are no outstanding judgments against Borrower or any Subsidiary of Borrower.

         Section 6.6 Rights in Properties; Liens. Borrower and each of its Subsidiaries have good and indefeasible title to or valid leasehold interests in their respective Properties, including the Properties reflected in the financial statements described in Section 6.2, and none of the Properties of Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 8.2.

         Section 6.7 Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower is party, when delivered, shall constitute legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

         Section 6.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party or the validity or enforceability thereof.

         Section 6.9 Debt. Borrower and its Subsidiaries have no Debt.

         Section 6.10 Taxes. Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable. Borrower knows of no pending investigation of Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of Borrower or any Subsidiary.

         Section 6.11 Use of Proceeds; Margin Securities. Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 6.12 ERISA. Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         Section 6.13 Disclosure. No statement, information, report, representation, or warranty made by Borrower in this Agreement or in any other Loan Document or furnished to Lender in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which has a material adverse effect, or which might in the future have a material adverse effect, on the business, condition (financial or otherwise), operations, prospects, or properties of Borrower or any Subsidiary that has not been disclosed in writing to Lender.

         Section 6.14 Subsidiaries, Ventures, Etc. Borrower has no Subsidiaries, Affiliates or joint ventures or partnerships other than those listed on Schedule
6.14 and Schedule 6.14 sets forth the jurisdiction of incorporation or organization of each such Person and the percentage of Borrower's ownership interest in such Person. All of the outstanding capital stock or other ownership interest of Person described in Schedule 6.14 has been validly issued, is fully paid, and is nonassessable.

         Section 6.15 Agreements. Neither Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction which could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Borrower or any Subsidiary, or the ability of Borrower to pay and perform its obligations under the Loan Documents to which it is a party. Neither Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

         Section 6.16 Compliance with Laws. Neither Borrower nor any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

         Section 6.17 Inventory. All inventory of Borrower has been and will hereafter be produced in compliance with all applicable laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act, as amended (29 U.S.C. ss.ss. 201-219), and the regulations promulgated thereunder.

         Section  6.18  Investment   Company  Act.   Neither  Borrower  nor  any
Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 6.19 Public Utility Holding Company Act. Neither Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 6.20 Environmental Matters.

         (a) Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws. Borrower is not aware of, nor has Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Borrower and the Subsidiaries with all Environmental Laws;

         (b) Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

         (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of Borrower or any Subsidiary. The use which Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets;

         (d) Neither Borrower nor any of its Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

         (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of Borrower or any of its Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

         (f) Neither Borrower nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., regulations thereunder or any comparable provision of state law. Borrower and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

         (g) Neither Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

         (h) No Lien arising under any Environmental Law has attached to any property or revenues of Borrower or its Subsidiaries.

         Section 6.21 Intellectual Property. All material Intellectual Property owned or used by Borrower, any Subsidiary or any Obligated Party is listed, together with application or registration numbers, where applicable, on Schedule
6.21. Each Person identified on Schedule 6.21 owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a material adverse effect. Each Person identified on Schedule 6.21will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and each Person identified on Schedule 6.21will promptly patent or register, as the case may be, all new Intellectual Property and notify Lender in writing five (5) Business Days prior to filing any such new patent or registration.

                                   ARTICLE VII

                              Affirmative Covenants
                              ---------------------

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will perform and observe the following positive covenants, unless Lender shall otherwise consent in writing:

         Section 7.1 Reporting Requirements. Borrower will furnish to Lender:

         (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2005, (i) a copy of the annual audit report of Borrower and the Subsidiaries for such fiscal year containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by an independent certified public accountants of recognized standing acceptable to Lender, to the effect that such report has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope; and (ii) a certificate of such independent certified public accountants to Lender (A) stating that to their knowledge no Default has occurred and is continuing, or if in their opinion a Default has occurred and is continuing, a statement as to the nature thereof, and (B) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith;

         (b) Quarterly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each of the quarters of each fiscal year of Borrower, a copy of an unaudited financial report of Borrower and its Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Borrower and its Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein;

         (c) Monthly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each month of each fiscal year of Borrower, a copy of an unaudited financial report of Borrower and the Subsidiaries as of the end of such month and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, all in reasonable detail certified by the chief financial officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Borrower and the Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein;

         (d) Borrowing Base Report. As soon as available, and in any event within thirty (30) days after the end of each calendar month, a Borrowing Base Report, in a form acceptable to Lender, certified by the chief financial officer of Borrower;

         (e) Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Subsections 7.1(a) and 7.1(b), a certificate of the chief financial officer of Borrower (i) stating that to the best of such officer's knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and
(ii) showing in reasonable detail the calculations demonstrating compliance with
Article IX;

         (f) Management Letters. Promptly upon receipt thereof, a copy of any management letter, regulatory reports, audits, or written other report submitted to Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of Borrower or any Subsidiary;

         (g) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Borrower or any Subsidiary which, if determined adversely to Borrower or such Subsidiary, could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Borrower or such Subsidiary;

         (h) Notice of Default. As soon as possible and in any event within five
(5) days after the occurrence of each Default, a written notice setting forth the details of such Default and the action that Borrower has taken and proposes to take with respect thereto;

         (i) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) days after Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that Borrower proposes to take with respect thereto;

         (j) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to Lender pursuant to any other clause of this Section;

         (k) Notice of Material Adverse Change. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any matter that could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Borrower or any Subsidiary;

         (l) Accounts Receivable Aging. As soon as available, and in any event within thirty (30) days after the end of each calendar month, an account receivable aging, classifying Borrower's domestic and export accounts receivable in categories of 0-30, 31-60, 61-90 and over 90 days from date of invoice, and in such form and detail as Lender shall require;

         (m) Inventory Report. As soon as available, and in any event within thirty (30) days after the end of each calendar month, an inventory report, in such form and detail as Lender shall reasonably require certified by the chief financial officer of Borrower;

         (n) Long Term Inventory Report. As soon as available, and in any event within thirty (30) days after the end of each June 30 and December 31 of each calendar year, commencing on December 31, 2005, a report of all Long Term Inventory, in such form and detail as Lender shall reasonably require certified by the chief financial officer of Borrower;

         (o) Pawn Loan Report. As soon as available, and in any event within thirty (30) days after the end of each calendar month, a report of Pawn Loans, in such form and detail as Lender shall reasonably require, certified by the chief financial officer of Borrower;

         (p) Guarantor Financial Statement. Borrower shall cause the Limited Guarantor to provide an annual financial statement, in such form and detail as Lender shall reasonably require, within sixty (60) days after the end of each calendar year, including, a balance sheet, cash flow statement, and statement of contingent liabilities, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year;

         (q) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

         (q) Public Filings. As soon as available,  and in any event within five
(5) days after filing, true, correct, and complete copies of all material reports or filings filed by or on behalf of any Company with any Governmental Authority (including copies of each Form 10-K, Form 10-Q, and Form S-8 filed by or on behalf of any Company with the SEC);

         (r) Regulatory Report. As soon as available, and in any event within five (5) days after receipt hereof by Borrower, copies of any regulatory reports; and

         (s) General Information. Promptly, such other information concerning Borrower or any Subsidiary as Lender may from time to time reasonably request.

         Section 7.2 Maintenance of Existence; Conduct of Business. Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices. Without limitation, Borrower will not make (and will not permit any of its Subsidiaries to make) any material change in its credit collection policies if such change would materially impair the collectibility of any account, nor will it rescind, cancel or modify any account except in the ordinary course of business.

         Section 7.3 Maintenance of Properties. Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its Properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.

         Section 7.4 Taxes and Claims. Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 7.5 Insurance. Borrower will maintain, and will cause each of the Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which Borrower and the Subsidiaries operate, provided that in any event Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance, reasonably satisfactory to Lender. Each insurance policy covering Collateral shall name Lender as loss payee and shall provide that such policy will not be cancelled or reduced without thirty
(30) days prior written notice to Lender.

         Section 7.6 Inspection Rights. At any reasonable time and from time to time, Borrower will permit, and will cause each Subsidiary to permit, representatives of Lender to examine the Collateral and conduct Collateral audits, to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

         Section 7.7 Keeping Books and Records. Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 7.8 Compliance with Laws. Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

         Section 7.9 Compliance with Agreements. Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

         Section 7.10 Further Assurances. Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Lender in the Collateral.

         Section  7.11  ERISA.   Borrower  will  comply,  and  will  cause  each
Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

                                  ARTICLE VIII

                               Negative Covenants
                               ------------------

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will perform and observe the following negative covenants, unless Lender shall otherwise consent in writing:

         Section 8.1 Debt. Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

         (a) Debt to Lender;

         (b) Existing Debt described on Schedule 8.1 hereto; and

         (c) Additional Debt not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

         Section 8.2 Limitation on Liens. Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except:

         (a) Liens disclosed on the Schedule 8.2 hereto;

         (b) Liens in favor of Lender;

         (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

         (d) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

         (e) Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;

         (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Debt), or leases made in the ordinary course of business; and

         (g) Purchase money Liens on specific property to secure Debt used to acquire such property to the extent permitted in Section 8.1(d).

         Section 8.3 Mergers, Etc. Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or any part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate.

         Section 8.4 Restricted Payments. Borrower will not declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its equity interests, or redeem, purchase, retire, or otherwise acquire any of its equity interests, or permit any of its Subsidiaries to purchase or otherwise acquire any equity interest of Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its equity interests or for any redemption, purchase, retirement, or other acquisition of any of its equity interests.

         Section 8.5 Loans and Investments. Borrower will not make, and will not permit any Subsidiary to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, or permit any Subsidiary to purchase, any stock, bonds, notes, debentures, or other securities of, any Person, except:

         (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

         (b) loans made in the ordinary course of Borrower's business, including Pawn Loans;

         (c) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by Lender or any commercial bank operating in the United States of America; and

         (d) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service.

         Section 8.6 Limitation on Issuance of Equity. Borrower will not, and will not permit any of its Subsidiaries to, at any time issue, sell, assign, or otherwise dispose of (a) any of its equity interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its equity interests, or (c) any option, warrant, or other right to acquire any of its equity interests.

         Section 8.7 Transactions With Affiliates. Borrower will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of Borrower or such Subsidiary.

         Section 8.8 Disposition of Assets. Borrower will not sell, lease, assign, transfer, or otherwise dispose of any of its assets, or permit any Subsidiary to do so with any of its assets, except (a) dispositions of inventory in the ordinary course of business or (b) dispositions, for fair value, of worn-out and obsolete equipment not necessary or useful to the conduct of business (the net proceeds of which shall be used to prepay Term Note Advances).

         Section 8.9 Sale and Leaseback. Borrower will not enter into, and will not permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

         Section 8.10 Prepayment of Debt. Borrower will not prepay, and will not permit any Subsidiary to prepay, any Debt, except the Obligations.

         Section 8.11 Nature of Business. Borrower will not, and will not permit any Subsidiary to, engage in any business other than the businesses in which they are engaged as of the date hereof.

         Section 8.12 Environmental Protection. Borrower will not, and will not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which Borrower or any of its Subsidiaries would be responsible.

         Section 8.13 Accounting. Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Lender, or (b) in tax reporting treatment, except as required by law and disclosed to Lender.

         Section 8.14 No Negative Pledge. Borrower will not, and will not permit any Subsidiary to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Loan Document, which directly or indirectly prohibits Borrower or any Subsidiary from creating or incurring a Lien on any of its assets.

                                   ARTICLE IX

                               Financial Covenants
                               -------------------

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will, at all times, observe and perform the following financial covenants, unless Lender shall otherwise consent in writing.

         Section 9.1 Consolidated Tangible Net Worth. Borrower will at all times maintain on a consolidated basis Tangible Net Worth of Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000).

         Section 9.2 Leverage Ratio. Borrower will at all times maintain a ratio of consolidated Liabilities minus Subordinated Debt to consolidated Tangible Net Worth of 1.5 to 1.0.

         Section 9.3 Fixed Charge Coverage Ratio. Borrower and is Subsidiaries shall not, as of the last day of any fiscal quarter during the following periods, permit the ratio of (a) EBITDA, minus Cash Taxes, minus Capital Expenditures not financed with Indebtedness permitted hereunder, to (b) Debt Service, in each case for the four (4) fiscal quarters ending on the date of determination, to be less than 1.35 to 1.0. This Section 9.3 shall be based on the rolling four (4) quarter cash flow and debt service obligations of Borrower and its Subsidiaries.

                                    ARTICLE X

                                     Default
                                     -------

         Section 10.1 Events of Default. Each of the following shall be deemed an "Event of Default":

         (a) Borrower shall fail to pay the Obligations or any part thereof shall not be paid when due or declared due.

         (b) Borrower shall fail to provide to Lender timely any notice of Default as required by Section 7.1(f) of this Agreement or Borrower shall breach any provision of Article VIII or Article IX of this Agreement.

         (c) Any representation or warranty made or deemed made by Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

         (d) Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Section 10.1(a) and (b) above), and such failure continues for more than fifteen (15) days following the date such failure first began.

         (e) Borrower, any Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

         (f) Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

         (g) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

         (h) Any of the following events shall occur or exist with respect to Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under
Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Lender subject Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed Twenty-Five Thousand Dollars ($25,000).

         (i) The Guarantor or any other Obligated Party shall have died or have been declared incompetent by a court of proper jurisdiction; or if the Guarantor or any other Obligated Party is a corporation, partnership or other entity, such Person shall be the subject of a bankruptcy or receivership proceeding or shall have dissolved, liquidated or otherwise ceased doing business.

         (j) Any change in the chairman, chief executive officer, president or other executive office of Borrower shall occur, when compared to the management as of the date of this Agreement.

         (k) Borrower, any of its Subsidiaries, or any Obligated Party, or any of their properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within thirty (30) days from the date of entry thereof.

         (l) An involuntary proceeding shall be commenced against Borrower, any Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

         (m) Borrower, any Subsidiary or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of Twenty-Five Thousand Dollars ($25,000) against any of its assets or properties.

         (n) A final judgment or judgments for the payment of money in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate shall be rendered by a court or courts against Borrower, any of its Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         Section 10.2 Remedies Upon Default. If any Event of Default shall occur and be continuing, Lender may without notice terminate the Commitment and declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 10.1(e) or Section 10.1(m), the Commitment shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. If any Event of Default shall occur and be continuing, Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

         Section 10.3 Performance by Lender. If Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, Lender may perform or attempt to perform such covenant or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in connection with such performance or attempted performance to Lender, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

         Section 10.4 Cash Collateral. If any Event of Default shall occur and be continuing or the Termination Date shall have occurred, Borrower shall, if requested by Lender, immediately deposit with and pledge to Lender cash or cash equivalent investments in an amount equal to the outstanding Letter of Credit Liabilities as security for the Obligations.

                                   ARTICLE XI

                                  Miscellaneous
                                  -------------

         Section 11.1 Expenses. Borrower hereby agrees to pay on demand: (a) all costs and expenses of Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for Lender, (b) all costs and expenses of Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel, advisors, consultants, and auditors for Lender,
(c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, and (e) all other costs and expenses incurred by Lender in connection with this Agreement or any other Loan Document, any litigation, dispute, suit, proceeding or action; the enforcement of its rights and remedies, protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges (including Lender's internal charges) incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of Borrower.

         Section 11.2 INDEMNIFICATION. BORROWER SHALL INDEMNIFY LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY SUBSIDIARY, (E) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT, (F) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON LENDER OR ANY OF LENDER'S CORRESPONDENTS IN RESPECT OF ANY LETTER OF CREDIT, OR (G) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON.

         Section 11.3 Limitation of Liability. Neither Lender nor any Affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

         Section 11.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower's shareholders or any other Person.

         Section 11.5 Lender Not Fiduciary. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

         Section 11.6 Equitable Relief. Borrower recognizes that in the event Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Borrower therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 11.7 No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 11.8 Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

         Section 11.9 Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 3.5, 11.1, and 11.2 shall survive repayment of the Note and termination of the Commitment and the Letters of Credit.

         Section 11.10 ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 11.11 Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or subject to the last sentence hereof electronic mail address specified for notices below the signatures hereon or to such other address as shall be designated by such party in a notice to the other parties. All such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of (i) actual receipt by the intended recipient or (ii) (A) if delivered by hand or courier; (B) if delivered by mail, four business days after deposit in the mail, postage prepaid; (C) if delivered by facsimile when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of the last sentence below) when delivered; provided, however, that notices and other communications pursuant to Article II shall not be effective until actually received by Lender. Electronic mail and intranet websites may be used only to distribute only routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         Section 11.12 Governing Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Dallas County, Texas, and it shall be performable for all purposes in Dallas County, Texas. Any action or proceeding against Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Dallas County, Texas. Borrower hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 11.12. Nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by Borrower against Lender shall be brought only in a court located in Dallas County, Texas.

         Section 11.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 11.14 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 11.15 Headings.  The headings,  captions, and arrangements used
in  this  Agreement  are  for   convenience   only  and  shall  not  affect  the
interpretation of this Agreement.

         Section 11.16 Participations; Etc. Lender shall have the right at any time and from time to time to grant participations in, and sell and transfer, the Obligations and any Loan Documents. Each actual or proposed participant or assignee, as the case may be, shall be entitled to receive all information received by Lender regarding Borrower and its Subsidiaries, including, without limitation, information required to be disclosed to a participant or assignee pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant or assignee is subject to the circular or not).

         Section 11.17 Construction. Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.

         Section 11.18 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 11.19 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         Section 11.20 Arbitration.

         (a) Upon the demand of any party, any dispute shall be resolved by binding arbitration (except as set forth in Section 11.20(e) below) in accordance with the terms of this Agreement or the other Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

         (b) Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the foregoing documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control.. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under Section 91 of Title 12 of the United States Code or any similar applicable state law.

         (c) No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation, injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

         (d) Arbitrators must be active members of the Texas State Bar with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators
(i) shall resolve all Disputes in accordance with the substantive law of the State of Texas, (ii) may grant any remedy or relief that a court of the State of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

         (e) Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error,
(ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the State of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of
(1) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (2) whether the conclusions of law are erroneous under the substantive law of the State of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the State of Texas.

         (f) To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the foregoing documents or the subject matter of the Dispute shall control. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement. This arbitration provision shall survive termination, amendment or expiration of any of the foregoing documents or any relationship between the parties.

         (g) Lender and Borrower hereby agree to keep all Disputes and arbitration proceedings strictly confidential, provided, however, that Lender and Borrower may disclose such confidential information as is necessary in any litigation between Lender and Borrower or as required by applicable law and, on a confidential basis, to accountants, attorneys and other consultants in the ordinary course of business.

         Section 11.21 Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Note, any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the maturity of any Note and/or any and all indebtedness paid or payable by Borrower to Lender pursuant to any Loan Document other than any Note (such other indebtedness being referred to in this Section as the "Related Indebtedness"), or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of any Note and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of any Note and/or the Related Indebtedness (or, if any Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note has been paid in full before the end of the stated term of any such Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by any Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of such Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to such Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         Section 11.22 Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on any such Note and/or any other portion of the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                            SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        BORROWER:

                                        DGSE COMPANIES, INC


                                        By: s/ William H. Oyster
                                           -------------------------------------
                                        Name: William H. Oyster
                                             -----------------------------------
                                        Title:   President
                                              ----------------------------------

                                        Address for Notices:

                                        DGSE Companies, Inc.
                                        14001 Dallas Parkway, Ste. 800
                                        Dallas, Texas 75240
                                        Attention: L.S. Smith

                                        Fax No.: 972-241-0646
                                                --------------------------------
                                        Telex No.:
                                                  ------------------------------
                                        Telephone No.: 972-484-3662
                                                      --------------------------
                                        e-mail: lssmith@dgse.com
                                               --------------------------



                                        LENDER:

                                        TEXAS CAPITAL BANK, NATIONAL
                                        ASSOCIATION

                                        By: s/ Paul Howell
                                           -------------------------------------
                                           Paul Howell, Senior Vice President

                                        Address for Notices:
                                        Texas Capital Bank, National Association
                                        2100 McKinney Avenue, Suite 900
                                        Dallas, Texas  75201
                                        Attention:  Paul Howell
                                        Telecopier No.:  214.932.6607

                   INDEX TO SCHEDULES
                   ------------------
               Description of Schedules       Article/Section
               ------------------------       ---------------

                Additional Closing Items            5.1(h)

             Subsidiaries and Joint Ventures         6.14

                  Intellectual Property              6.21

                      Existing Debt                  8.1

                     Existing Liens                  8.2



                    INDEX TO EXHIBITS
                    -----------------
 Exhibit         Description of Exhibit            Section
 -------         ----------------------            -------
    A             Borrowing Base Report              1.1

    B            Compliance Certificate              1.1

    C             Revolving Credit Note              2.1

    D                   Term Note                    2.1